Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$8,464,490
Unrealized Gain (Loss) on Market Value of Futures	(6,696,210)
Dividend Income	34,164
Interest Income	107,585
ETF Transaction Fees	700
Total Income (Loss)	$1,910,729

Expenses
General Partner Management Fees	$50,971
Professional Fees	11,877
Brokerage Commissions	8,436
Non-interested Directors' Fees and Expenses	945
Prepaid Insurance Expense	711
Total Expenses	72,940
Expense Waiver	(11,775)
Net Expenses	$61,165
Net Income (Loss)	$1,849,564

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/19	$85,334,947
Withdrawals (550,000 Shares)	(10,281,531)
Net Income (Loss)	1,849,564

Net Asset Value End of Month	$76,902,980
Net Asset Value Per Share (4,250,000 Shares)	$18.09

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596